As filed with the Securities and Exchange Commission on March 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	87-0854654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11911 Freedom Dr. Ste. 200 Reston, VA	20190
(Address of principal executive offices)	(Zip Code)

NextNav Inc. 2021 Omnibus Incentive Plan

NextNav Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Tim Gray

Chief Financial Officer

NextNav Inc.

11911 Freedom Dr. Ste. 200

Reston, VA 20190
(Name and address of agent for service)

(800) 775-0982

(Telephone number, including area code, of agent for service)

With Copies to: Randy S. Segal, Esq. Kevin K. Greenslade, Esq. Hogan Lovells US LLP 8350 Broad St., 17th Floor Tysons, VA 22102 (703) 610-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an aggregate of 5,836,259 shares of common stock of NextNav Inc. (the “Registrant”), par value $0.0001 per share (the “Common Stock”), consisting of the following: (i) 5,636,259 shares of Common Stock issuable pursuant to the NextNav Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”), which were added on January 1, 2026 pursuant to the provisions of the Omnibus Plan providing for an increase in the number of shares of Common Stock reserved and available for issuance thereunder; and (ii) 200,000 shares of Common Stock issuable pursuant to the NextNav Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), which were added on January 1, 2026 pursuant to the provisions of the ESPP providing for an increase in the number of shares of Common Stock reserved and available for issuance thereunder.

The contents of the previous registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the Omnibus Plan and the ESPP on December 27, 2021 (File No. 333-261902), June 23, 2023 (File No. 333-272883), March 13, 2024 (File No. 333-277889), as applicable, to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)                 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 17, 2026;

(b)                 the Registrant’s Current Report on Form 8-K filed with the Commission on February 27, 2026; and

(c)                 the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed on October 28, 2021, as updated by Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	Amended and Restated Certificate of Incorporation of NextNav Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by NextNav Inc. on November 2, 2021).
4.2*	Bylaws of NextNav Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
4.3*	NextNav Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
4.4*	NextNav Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by NextNav Inc. on October 28, 2021).
5.1	Opinion of General Counsel.
23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of James Black (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table.

*Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, state of Virginia, on this 17th day of March, 2026.

NEXTNAV INC.

By:	/s/ Mariam Sorond
Name:	Mariam Sorond
Title:	President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Mariam Sorond and Tim Gray, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/Mariam Sorond	President, Chief Executive Officer and Chair of the Board of Directors	March 17, 2026
Mariam Sorond	(Principal Executive Officer)

/s/ Tim Gray	Chief Financial Officer	March 17, 2026
Tim Gray	(Principal Financial Officer)

/s/ Sammaad R. Shams	Chief Accounting Officer	March 17, 2026
Sammaad R. Shams	(Principal Accounting Officer)

/s/ Bandel L. Carano	Director	March 17, 2026
Bandel L. Carano

/s/ H. Wyman Howard III	Director	March 17, 2026
H. Wyman Howard III

/s/ Alan B. Howe	Director	March 17, 2026
Alan B. Howe

/s/ Jonathan A. Marcus	Director	March 17, 2026
Jonathan A. Marcus

/s/ John B. Muleta	Director	March 17, 2026
John B. Muleta

/s/ Nicola Palmer	Director	March 17, 2026
Nicola Palmer

/s/ Lorin Selby	Director	March 17, 2026
Lorin Selby

/s/ Neil S. Subin	Director	March 17, 2026
Neil S. Subin